UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2008

Huntsman Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32427	42-1648585
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

500 Huntsman Way
Salt Lake City, Utah		84108
(Address of principal executive offices)		(Zip Code)

(801) 584-5700

Registrant’s telephone number, including area code:

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 26, 2008, Huntsman Corporation (the “Company”) executed an Engagement Agreement with American Appraisal Associates, Inc. (“American Appraisal”), pursuant to which American Appraisal agreed to provide a solvency opinion in connection with the closing of the merger between the Company and Hexion Specialty Chemicals, Inc. In its Engagement Agreement, American Appraisal confirmed that, based on its review of relevant data to date, and assuming no material change or receipt of additional contrary information currently unknown to it between the date of the Engagement Agreement and the effective date of its opinion, American Appraisal is able to issue a written opinion stating the combined company is solvent.  A copy of the Engagement Agreement including the form of solvency opinion is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Number	Description of Exhibits

99.1	Engagement Agreement dated September 26, 2008 between Huntsman Corporation and American Appraisal Associates, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTSMAN CORPORATION

/s/ Troy M. Keller
TROY M. KELLER
Assistant Secretary

Dated: September 26, 2008

EXHIBIT INDEX

Number	Description of Exhibits

99.1	Engagement Agreement dated September 26, 2008 between Huntsman Corporation and American Appraisal Associates, Inc.